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                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C.  20549


                               _______________________

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                          CARING PRODUCTS INTERNATIONAL, INC.
      -----------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Its Charter)



Delaware                                                98-0134875
-----------------------------------------------------   ---------------------
(State of Incorporation or Organization)                (I.R.S. Employer
                                                        Identification No.)

200 First Avenue West, Suite 200, Seattle, Washington   98119
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(Address of Principal Executive Office)                 (Zip Code)


If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. / /

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1993 pursuant to General Instruction A(c)(2) please check the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class          Name of Each Exchange on Which
        To be so Registered          Each Class is to be Registered
        -------------------          ------------------------------

          Not Applicable                      Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

     Units, each Unit consisting of one share of Common Stock
       and one Warrant to purchase one share of Common Stock
     --------------------------------------------------------
                       (Title of Class)

            Common Stock, par value $0.01 per share
            ---------------------------------------
                      (Title of Class)

         Warrants to purchase shares of Common Stock
         -------------------------------------------
                      (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         This Registration Statement relates to (i) units (the "Units"), each Unit consisting of one share of the Registrant's common stock, par value $0.01 per share (the "Common Stock"), and one warrant (the "Warrants") to purchase one share of the Common Stock, (ii) the Common Stock and (iii) the Warrants. Reference is made to the material set forth under the caption "Description of Securities" in the Prospectus included in Amendment No. 1 to the Registrant's Registration Statement on Form SB-2, File No. 333-35239, filed with the Securities and Exchange Commission (the "Commission") on October 29, 1997 pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The material set forth under such caption is incorporated herein by reference. Reference is also made to the material set forth in the Prospectus to be subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act. Such Prospectus shall be deemed to be incorporated herein by reference.

ITEM 2.  EXHIBITS.

         I. The following Exhibits have heretofore been filed with the Commission or are being filed with the Commission simultaneously herewith, and are incorporated herein by reference.

             a) Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registration Statement on Form SB-2, File No. 33-96882-LA (the "Prior Registration Statement"), filed with the Commission on September 12, 1995, and incorporated herein by this reference).

             b) Certificate of Amendment of Restated Certificate of Incorporation (filed as Exhibit 3.1.1 to Amendment No. 1 to the Prior Registration Statement, filed with the Commission on March 20, 1996, and incorporated herein by this reference).

             c) Certificate of Amendment of Restated Certificate of Incorporation (filed as Exhibit 3.1.2 to the Registration Statement on Form SB-2, File No. 333-35239, filed with the Commission on September 9, 1997 (the "Current Registration Statement"), and incorporated herein by this reference).

             d) Certificate of Amendment of Restated Certificate of Incorporation (filed as Exhibit 3.1.3 to Amendment No. 1 to the Current Registration Statement (the "Amendment No. 1 to the Current Registration Statement"), filed with the Commission on October 29, 1997, and incorporated herein by this reference).

             e) Bylaws of the Registrant (filed as Exhibit 3.2 to the Prior Registration Statement and incorporated herein by this reference).

             f)   Specimen certificate representing the Common Stock (filed as
                  Exhibit 4.1.1 to Amendment No. 1 to the Current Registration Statement and incorporated herein by this reference).


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             g)   Form of Warrant Agreement between the Registrant and The
                  Bank of Nova Scotia Trust Company of New York, as warrant agent (filed as Exhibit 4.6 to the Current Registration Statement and incorporated herein by this reference).

             h) Form of Warrant Certificate (filed as Exhibit 4.7 to Amendment No. 1 to the Current Registration Statement and incorporated herein by this reference).

             i) Form of Unit Certificate (filed as Exhibit 4.9 to Amendment No. 2 to the Current Registration Statement, filed with the Commission on November 7, 1997, and incorporated herein by this reference).




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                                      SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  CARING PRODUCTS INTERNATIONAL, INC.



Date:  November 7, 1997           By:  /s/ William H.W. Atkinson
                                     -------------------------------------
                                       Name:  William H.W. Atkinson
                                       Title: Chairman and Chief Executive
                                              Officer



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